EXHIBIT 5.1

December 5, 2016

ImmuCell Corporation

56 Evergreen Drive

Portland, ME 04103

Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-214641)

This opinion is furnished to ImmuCell Corporation, a Delaware corporation (the “Company”), in connection with the resale under the Securities Act of 1933, as amended (the “Securities Act”) of 659,880 shares of the Company’s common stock, par value $0.10 per share, that are issued and outstanding (the “Shares”) and rights (the “Rights”) issuable in respect of the Shares pursuant to the Company’s Common Stock Rights Plan (the “Plan”), as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-214641) (as amended from time to time, and including the form of prospectus contained therein, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act. (The Shares and the Rights are hereinafter collectively referred to as the “Securities”.)

The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the prospectus contained therein (the “Prospectus”).

As counsel to the Company, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Securities. We have examined the Registration Statement, the Company’s Certificate of Incorporation (as amended), the Company’s Bylaws (as amended), the Plan, certain resolutions of the Company’s Board of Directors, and other proceedings of the Company related thereto. We have also examined such records, documents, and certificates of public officials and of the Company, made such inquiries of officers of the Company and public officials, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such later documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

December 5, 2016

Based upon the foregoing, we are of the opinion that:

1.        The Shares have been duly authorized, validly issued, and are fully paid and nonassessable.

2.       With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of any Rights, and (b) execution, issuance and delivery of the Rights in accordance with the Plan, such Rights will be validly issued and will entitle the holders thereof to the rights specified in the Rights and the Plan.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted or relied upon by any other person or entity, for any purpose, without our prior written content. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

PIERCE ATWOOD LLP

By:	/s/ David J. Champoux
David J. Champoux